                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-A
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

        PERIOD 17                                                                                                      PAGE # 1
DETERMINATION: 09-Jul-1999                                                                                        Beginning 6/1/99
 DISTRIBUTION: 15-Jul-1999                                                                                           Ending 6/30/99
         TIME: 7/22/99 17:25
                                                    CLASS A-1 5.549% MONEY MARKET ASSET BACKED NOTES
                                                    CLASS A-2 5.679% ASSET BACKED NOTES
                                                    CLASS A-3 5.700% ASSET BACKED NOTES
                                                    CLASS A-4 5.800% ASSET BACKED NOTES
                                                    CLASS B-1 6.000% ASSET BACKED CERTIFICATES



                         ORIG PRINCIPAL       BEG PRINCIPAL       PRINCIPAL        INTEREST         TOTAL         END PRINCIPAL
           CLASS             BALANCE             BALANCE        DISTRIBUTION     DISTRIBUTION    DISTRIBUTION        BALANCE
--------------------------------------------------------------------------------------------------------------------------------
         A-1 Notes      $  238,000,000.00    $          0.00   $         0.00   $        0.00   $         0.00   $          0.00

         A-2 Notes      $  204,000,000.00    $  1,447,441.30   $ 1,447,441.30   $    6,850.02   $ 1,454,291.32   $          0.00

         A-3 Notes      $  294,000,000.00    $294,000,000.00   $24,220,120.89   $1,396,500.00   $25,616,620.89   $269,779,879.11

         A-4 Notes      $  246,000,000.00    $246,000,000.00   $         0.00   $1,189,000.00   $ 1,189,000.00   $246,000,000.00

--------------------------------------------------------------------------------------------------------------------------------
        NOTE TOTALS     $  982,000,000.00    $541,447,441.30   $25,667,562.19   $2,592,350.02   $28,259,912.21   $515,779,879.11
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
            B-1         $   30,620,164.79    $ 30,620,164.79   $         0.00   $  153,100.82   $   153,100.82   $ 30,620,164.79
--------------------------------------------------------------------------------------------------------------------------------
    CERTIFICATE TOTALS  $   30,620,164.79    $ 30,620,164.79   $         0.00   $  153,100.82   $   153,100.82   $ 30,620,164.79
--------------------------------------------------------------------------------------------------------------------------------
          TOTALS        $1,012,620,164.79    $572,067,606.09   $25,667,562.19   $2,745,450.84   $28,413,013.03   $546,400,043.90
--------------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000


                                  PRINCIPAL              INTEREST            END PRINCIPAL
           CLASS                 DISTRIBUTION          DISTRIBUTION             BALANCE
-----------------------------------------------------------------------------------------------
            A-1                         0.00000000            0.00000000            0.00000000
                                                                         ----------------------

                            -------------------------------------------------------------------
            A-2                         7.09530049            0.03357853            0.00000000
                                                                         ----------------------

                            -------------------------------------------------------------------
            A-3                        82.38136357            4.75000000          917.61863643
                                                                         ----------------------

                            -------------------------------------------------------------------
            A-4                         0.00000000            4.83333333        1,000.00000000
                                                                         ----------------------

-----------------------------------------------------------------------------------------------
       Notes Totals                    26.13804704            2.63986764          525.23409278
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
            B-1                         0.00000000            4.99999987        1,000.00000000
-----------------------------------------------------------------------------------------------
    Certificate Totals                  0.00000000            4.99999987        1,000.00000000
-----------------------------------------------------------------------------------------------
          TOTALS                       25.34767041            2.71123461          539.59032508
-----------------------------------------------------------------------------------------------

                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

===============================================================================

                                                KIM COSTA
                                                THE CHASE MANHATTAN BANK - ASPG
                                                450 WEST 33RD STREET, 15TH FLOOR
                                                NEW YORK, NEW YORK 10001
                                                (212) 946-3247


(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-A
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

         PERIOD 17                                                                                            PAGE    # 2
 DETERMINATION: 09-Jul-1999                                                                              Beginning 6/1/99
  DISTRIBUTION: 15-Jul-1999                                                                                Ending 6/30/99
          TIME: 7/22/99 17:25

                                                                                                                  per $1000
Section 5.8 (iii)       Servicing Fee                                                  $    476,723.01           0.47078167


Section 5.8 (iv)        Administration Fee                                             $      1,000.00           0.00098754


Section 5.8 (vi)        Pool Balance at the end of the Collection Period               $546,400,043.90


Section 5.8 (vii)       Repurchase Amounts for Repurchased Receivable
                                           By Seller                                   $          0.00
                                           By Servicer                                 $     30,966.93
                                           TOTAL                                       $     30,966.93

Section 5.8 (viii)      Realized Net Losses for Collection Period                      $    235,018.80


Section 5.8 (ix)        Reserve Account Balance after Disbursement                     $ 16,392,001.32


Section 5.8 (x)         Specified Reserve Account Balance                              $ 16,392,001.32


Section 5.8 (xi)        Total Distribution Amount                                      $ 30,012,794.72

                                           Servicing Fee                               $    476,723.01
                                           Administrative Fee                                 1,000.00
                                           Noteholders' Distribution Amount            $ 28,259,912.21
                                           Certificateholders' Distribution Amount     $    153,100.82
                                           Deposit to Reserve Account                  $  1,122,058.68


Section 5.8 (xii)       Noteholders' Distributable Amount


-----------------------------------------------------------------------------------------------------------------------------------
Class    Principal           Interest           Total         Prin (per $1000/orig)   Int (per $1000/orig)   Total (per $1000/orig)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1              $0.00              $0.00              $0.00           0.00000000          0.00000000               0.00000000
 A-2      $1,447,441.30          $6,850.02      $1,454,291.32           7.09530049          0.03357853               7.12887902
 A-3     $24,220,120.89      $1,396,500.00     $25,616,620.89          82.38136357          4.75000000              87.13136357
 A-4              $0.00      $1,189,000.00      $1,189,000.00           0.00000000          4.83333333               4.83333333
-----------------------------------------------------------------------------------------------------------------------------------
Total    $25,667,562.19      $2,592,350.02     $28,259,912.21          26.13804704          2.63986764              28.77791467
-----------------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii)      Certificateholders' Distributable Amount


----------------------------------------------------------------------------------------------------------------------------------
Class      Principal        Interest           Total         Prin (per $1000/orig)   Int (per $1000/orig)   Total (per $1000/orig)
----------------------------------------------------------------------------------------------------------------------------------
 B-1         $0.00        $153,100.82        $153,100.82           0.00000000            4.99999987             4.99999987
----------------------------------------------------------------------------------------------------------------------------------
Total        $0.00        $153,100.82        $153,100.82           0.00000000            4.99999987             4.99999987
----------------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)       Reserve Fund Transfer Amount               $1,122,058.68


(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------